Exhibit 10.18

VIA ELECTRONIC MAIL

November 19, 2020

Dr. Rabia Gurses Ozden

Dear Rabia:

This letter agreement confirms our agreement with respect to your separation from employment with Akouos, Inc. (the “Company”).  As we have discussed, provided that you timely sign and return this letter agreement, the Company will continue to employ you through a Transition Period (as defined below), pursuant to the terms and conditions set forth in this letter agreement.

Further, provided you (a) sign and return this letter agreement to me by November 30, 2020; (b) sign the Additional Release attached hereto as Attachment A in a timely manner as described therein and do not timely revoke your acceptance, and (c) comply with the terms and conditions set forth herein, the Company will provide you with the Severance Benefits set forth in paragraph 2 below.

Because both this letter agreement and the Additional Release will become binding agreements between you and the Company, you are advised to consult with an attorney before signing this letter agreement and the Additional Release and you have been given a reasonable amount of time to do so with respect to the letter agreement and at least twenty-one (21) days with respect to the Additional Release.  If you sign and return the Additional Release, you may change your mind and revoke your agreement during the seven (7) day period after you signed it by notifying me in writing.

Although your receipt of the Severance Benefits is expressly conditioned on you entering into this letter agreement and the Additional Release (and not timely revoking the Additional Release), the following will apply regardless of such conditions:

●	As of the Separation Date, all salary payments from the Company will cease and any benefits you had as of the Separation Date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law.
●	You will receive on the Separation Date payment for your final wages accrued through the Separation Date.
●	You will continue to be covered by the Company’s health plans through the Separation Date, after which you may, if eligible, elect to continue receiving group medical insurance at your own cost pursuant to the “COBRA” law. Please consult the COBRA materials to be provided by the Company under separate cover for details regarding these benefits.

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●	You are obligated to keep confidential and not to use or disclose any and all non-public information concerning the Company that you acquired during the course of your employment with the Company, including any non-public information concerning the Company’s business affairs, business prospects, and financial condition, except as otherwise permitted by paragraph 9 below. Further, you remain subject to your continuing obligations to the Company as set forth in the Proprietary Information and Inventions Agreement you previously executed for the benefit of the Company, which remain in full force and effect.
●	You must return to the Company on the Separation Date all Company property.
●	You will have three (3) months following the Separation Date to exercise any stock options under the Company’s 2016 Stock Plan that were vested as of the Separation Date. After that three (3) month period, your stock options will expire and you will no longer have any rights with respect thereto.

If you elect to timely sign and return this letter agreement and the Additional Release (and do not timely revoke the Additional Release), the following terms and conditions will also apply:

1.Transition Period -- Should you sign and return this letter agreement and comply with the terms herein, your effective date of separation from the Company will be January 4, 2021 (the “Separation Date”).  During the period between the date of this letter agreement and November 30, 2020, you will use your best efforts to continue to perform your regular job duties, as well as such other transition duties that may be requested by the Company (together, the “Transition Duties”), and thereafter through the Separation Date, you will not be required to work full time for the Company but agree to make yourself available to answer any questions the Company may have and to assist with the transition of your duties as requested by the Company (collectively, the “Transition Period”).  During the Transition Period, you will continue to receive your base salary, less all applicable taxes and withholdings, as well as customary benefits.  Notwithstanding any of the foregoing, the Company retains the right to immediately terminate your employment with or without “Cause” (as defined below) prior to the Separation Date and you retain the right to terminate your employment prior to the Separation Date, and, in either event, the date of such earlier termination shall become the Separation Date.  In the event the Company terminates your employment without Cause prior to the Separation Date, you will remain eligible to receive the Severance Benefits described below, following your execution and non-revocation of the Additional Release, but you will not receive any further salary payments, benefits, or other compensation from the Company following your termination from employment.  In the event the Company terminates your employment for Cause or you resign from employment prior to the Separation Date (unless otherwise agreed to by the Company in connection with such resignation), you will not be eligible to receive the Severance Benefits in whole or in part, nor will you receive any further salary payments, benefits, or other compensation from the Company following your termination from employment.  For purposes hereof, Cause shall mean: (a) a good faith finding by the Company that you have: (i) engaged in dishonesty or misconduct, (ii) breached or threatened to breach any provision of this letter agreement, (iii) violated a material, written Company policy or procedure, (iv) failed to interact in a professional manner with co-workers, management, customers, or clients; and/or (v) failed to use your best efforts to perform the Transition Duties; or (b) your conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude or any felony.
2.Severance Benefits – If you timely sign and return this letter agreement and the Additional Release and do not timely revoke your acceptance of the Additional Release, and further provided that both the Company does not terminate your employment for Cause and you do not resign your employment with the Company (unless otherwise agreed to by the Company in

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connection with such resignation), each prior to the Separation Date, the Company will provide you with the following severance benefits (the “Severance Benefits”):

a.Severance Pay.  The Company will pay to you $283,731, less all applicable taxes and withholdings, as severance pay (an amount equivalent to 9 months of your current base salary).  This severance pay will be paid as salary continuation in installments in accordance with the Company’s regular payroll practices, but in no event shall payments begin earlier than the Company’s first payroll date following expiration of the revocation period following your timely execution and return of the Additional Release.

b.COBRA Benefits.  Should you timely elect and be eligible to continue receiving group health insurance pursuant to the “COBRA” law, the Company will, until the earlier of (x) the date that is 9 months following the Separation Date, and (y) the date on which you obtain alternative coverage (as applicable, the “COBRA Contribution Period”), pay 100% of the employer share of the premiums for such coverage you were receiving immediately prior to the Separation Date.  All premium costs after the COBRA Continuation Period shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation.  You agree that, should you obtain alternative health insurance coverage prior to the date that is 9 months following the Separation Date, you will so inform the Company in writing within five (5) business days of obtaining such coverage.

You will not be eligible for, nor shall you have a right to receive, any payments or benefits following the Separation Date other than as set forth in this paragraph.

3.Release of Claims – In consideration of your continued employment through the Transition Period and your eligibility to receive the Severance Benefits, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its respective affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102, Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities

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Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; the New Jersey Law Against Discrimination, N.J. Stat. Ann. § 10:5-1 et seq., all claims arising out of the New Jersey Family Leave Act, N.J. Stat. Ann. § 34:11B-1 et seq., the New Jersey Conscientious Employee Protection Act, N.J. Stat. Ann. § 34:19-1 et seq., N.J. Stat. Ann. § 34:11D-1 et seq. (New Jersey sick leave law), N.J. Stat. Ann. §§ 34:15-39.1 to 34:15-39.3 (New Jersey Workers' Compensation Law's anti-retaliation provisions), N.J. Stat. Ann. § 34:11-56.1 et seq. (New Jersey equal pay law), N.J. Stat. Ann. § 34:11D-1 et seq. (New Jersey sick leave law) and N.J. Stat. Ann. § 34:11-2 et seq. (New Jersey wage payment law), all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims does not prevent you from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and you further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding).
4. Continuing Obligations; Non-Competition – You acknowledge and reaffirm your confidentiality and non-disclosure obligations discussed on page 1 of this letter agreement, as well as the post-employment obligations set forth in the Proprietary Information and Inventions Agreement, which survive your separation from employment with the Company.  In addition, as an express condition of your receipt of the Severance Benefits, you agree for a period of twelve (12) months following the Separation Date that you will not, without the prior consent of the Company, directly or indirectly, as a partner, stockholder, director, consultant, joint venture, investor, employee or in any other capacity, work for, provide services, engage in or own, manage, operate or control, or participate in the ownership, management, operation or control of any business or entity that engages in a substantially similar business or line of businesses as those conducted by the Company or any of its direct or indirect subsidiaries for which you worked or served at the time of your termination, in any market where such businesses or entity actually and directly competes against the Company; provided, however, that nothing herein shall prohibit you from owning not more than 5% of any class of securities of a publicly traded entity in any business or entity.  If any restriction set forth in the foregoing sentence is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.  If you violate the non-competition provisions set forth in this paragraph, you shall continue to be bound by the restrictions set forth in such paragraph until a period of one year has expired without any violation of such provisions.
5.Non-Disparagement – You understand and agree that, following the Separation Date, to the extent permitted by law and except as otherwise permitted by paragraph 9 below, you will not, in public or private, make any false, disparaging, derogatory or defamatory statements, online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, financial institution or current or former employee, board member, consultant, client or customer of the Company, regarding the Company or any of the other Released Parties, or regarding the Company’s business affairs, business prospects, or financial condition.
6.Company Affiliation – You agree that, following the Separation Date, you will not hold yourself out as an officer, employee, or otherwise as a representative of the Company, and you

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agree to update any directory information that indicates you are currently affiliated with the Company.  Without limiting the foregoing, you confirm that, within five (5) days following the Separation Date, you will update any and all social media accounts (including, without limitation, LinkedIn, Facebook, Twitter and Four Square) to reflect that you are no longer employed by or associated with the Company.
7.Return of Company Property – You confirm that, on the Separation Date, you will have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company owned property in your possession or control, and that you have left intact all, and have otherwise not destroyed, deleted, or made inaccessible to the Company any, electronic Company documents, including, but not limited to, those that you developed or helped to develop during your employment, and that you have not (a) retained any copies in any form or media; (b) maintained access to any copies in any form, media, or location; (c) stored any copies in any physical or electronic locations that are not readily accessible or not known to the Company or that remain accessible to you; or (d) sent, given, or made accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company names, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.

8.Confidentiality – You understand and agree that, to the extent permitted by law and except as otherwise permitted by paragraph 9 below, the terms and contents of this letter agreement, and the contents of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company.
9.Scope of Disclosure Restrictions – Nothing in this letter agreement prohibits you from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies or participating in government agency investigations or proceedings.  You are not required to notify the Company of any such communications; provided, however, that nothing herein authorizes the disclosure of information you obtained through a communication that was subject to the attorney-client privilege.  Further, notwithstanding your confidentiality and nondisclosure obligations, you are hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
10.Cooperation – You agree that, to the extent permitted by law, you shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator.  Your full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to

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prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding and to act as a witness when requested by the Company.  The Company shall reimburse you for reasonable travel, food and lodging expenses (after submission of receipts satisfactory to the Company) in connection with your cooperation under this paragraph.  You further agree that, to the extent permitted by law, you will notify the Company promptly in the event that you are served with a subpoena (other than a subpoena issued by a government agency), or in the event that you are asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.

11.Amendment and Waiver – This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto.  This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.  No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.
12.Validity – Should any provision of this letter agreement or the Additional Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement or the Additional Release.
13.Nature of Agreement – You understand and agree that this letter agreement, including the Additional Release, is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.
14.Acknowledgments and Voluntary Assent – You acknowledge that you have been given a reasonable amount of time to review this letter agreement and at least 21 days to review the Additional Release and that the Company is hereby advising you to consult with an attorney of your own choosing prior to signing them.  You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign either this letter agreement or the Additional Release, and that you fully understand the meaning and intent of each.  You further state and represent that you have carefully read this letter agreement and the Additional Release, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.
15.Applicable Law; Equitable Remedies – This letter agreement and the Additional Release shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.  You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in the Commonwealth of Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the Additional Release, or the subject matter hereof.  Further, you acknowledge that the restrictions referenced and contained in paragraph 4 of this letter agreement are necessary for the protection of the business and goodwill of the Company and are considered by you to be reasonable for such purpose.  You agree that any breach or threatened breach of such provisions is likely to cause the Company substantial and irrevocable damage which is difficult to measure.  Therefore, in the event of any such breach or threatened breach, you agree that the Company, in addition to such other remedies that may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach without posting a bond, and the right to specific

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performance of such provisions, and you hereby waive the adequacy of a remedy at law as a defense to such relief.
16.Entire Agreement – This letter agreement, including the Additional Release, contains and constitutes the entire understanding and agreement between the parties hereto with respect to your Severance Benefits and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, and commitments in connection therewith.
17.Tax Acknowledgement – In connection with the Severance Benefits provided to you pursuant to this letter agreement, the Company shall withhold and remit to the tax authorities the amounts required under applicable law, and you shall be responsible for all applicable taxes with respect to such Severance Benefits under applicable law.  You acknowledge that you are not relying upon the advice or representation of the Company with respect to the tax treatment of any of the Severance Benefits set forth in paragraph 2 of this letter agreement.

If you have any questions about the matters covered in this letter agreement or the Additional Release, please call me at **.

Very truly yours,

By:	/s/ Emmanuel Simons

Emmanuel Simons

President & Chief Executive Officer

I hereby agree to the terms and conditions set forth above.

/s/ Rabia Gurses Ozden	Date: November 28, 2020

Rabia Gurses Ozden

To be returned in a timely manner as set forth on the first page of this letter agreement.

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ATTACHMENT A

Additional Release

1.Release - In consideration of the Severance Benefits set forth in the letter agreement to which this Additional Release of Claims (the “Additional Release”) is attached, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that you ever had or now have against any or all of the Released Parties, including, but not limited to, any and all claims arising out of or relating to your employment with and/or separation from the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq. (Massachusetts law regarding payment of wages and overtime), the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C, the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, and the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, all as amended; all claims arising out of the New Jersey Law Against Discrimination, N.J. Stat. Ann. § 10:5-1 et seq., the New Jersey Family Leave Act, N.J. Stat. Ann. § 34:11B-1 et seq., the New Jersey Conscientious Employee Protection Act, N.J. Stat. Ann. § 34:19-1 et seq., N.J. Stat. Ann. § 34:11D-1 et seq. (New Jersey sick leave law), N.J. Stat. Ann. §§ 34:15-39.1 to 34:15-39.3 (New Jersey Workers' Compensation Law's anti-retaliation provisions), N.J. Stat. Ann. § 34:11-56.1 et seq. (New Jersey equal pay law), N.J. Stat. Ann. § 34:11D-1 et seq. (New Jersey sick leave law) and N.J. Stat. Ann. § 34:11-2 et seq. (New Jersey wage payment law), all as amended; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that this release of claims does not prevent you from filing a charge with, cooperating with, or participating in any investigation or proceeding before, the Equal Employment Opportunity Commission or a state fair employment practices agency (except that you acknowledge that you may not recover any monetary benefits in connection with any such charge, investigation, or proceeding, and you further waive any rights or claims to any payment, benefit, attorneys’ fees or other remedial relief in connection with any such charge, investigation or proceeding).
2.Business Expenses and Final Compensation – You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you.  You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the

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Company, including payment for all wages, commissions, bonuses, and accrued, unused vacation time, and that no other compensation is owed to you except as provided herein.
3.Acknowledgments – You acknowledge that you have been given at least twenty-one (21) days to consider this Additional Release, and that the Company is hereby advising you to consult with an attorney of your own choosing prior to signing this letter agreement.  You understand that you may revoke this Additional Release for a period of seven (7) days after you sign it by notifying me in writing, and the Additional Release shall not be effective or enforceable until the expiration of this seven (7) day revocation period.  You understand and agree that by entering into this Additional Release, you are waiving any and all rights or claims you might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that you have received consideration beyond that to which you were previously entitled.
4.Voluntary Assent - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign, and that you fully understand the meaning and intent of, this Additional Release.  You state and represent that you have had an opportunity to fully discuss and review the terms of this Additional Release with an attorney.  You further state and represent that you have carefully read this Additional Release, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

I hereby agree to the terms and conditions set forth above.  I have been given at least twenty-one (21) days to consider this Additional Release and I have chosen to execute this on the date below.  I intend that this Additional Release will become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.

/s/ Rabia Gurses Ozden	Date: January 4, 2021

Rabia Gurses Ozden

To be returned no earlier than the Separation Date, but by the later of the Separation Date or the date that is 21 days after your receipt of the letter agreement.

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